                                                                    EXHIBIT 23.1

EXHIBIT 23.1 CONSENT OF INDEPENDENT AUDITORS

                           [MCMANUS & CO. LETTERHEAD]


We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form SB-2 and related Prospectus of Eagle Wireless International, Inc. for the registration of 1,425,567 shares of its common stock and to the incorporation by reference therein of our report dated December 13, 1999, with respect to the financial statements of Eagle Wireless International, Inc. included in its Annual Report Form 10-KSB for the year ended August 31, 1999, filed with the Securities and Exchange Commission.

                             /s/ McManus & Co., P.C.
                             McManus & Co., P.C.
                             Certified Public Accountants
                             Morris Plains, New Jersey